UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 27, 2011 (October 24, 2011)

Penn Virginia Resource Partners, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16735	23-3087517
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Radnor Corporate Center, Suite 500 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 975-8200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Wavier of a Provision of the Code of Ethics.

On October 24, 2011, the Board of Directors of Penn Virginia Resource GP, LLC (the “Company”), the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”), approved the amendment and restatement of the Company’s Code of Business Conduct and Ethics (the “Code”) to clarify the Partnership’s pre-clearance procedures for trading in Partnership securities and to modify the restricted periods in which designated pre-clearance individuals may not trade in the Partnership’s securities. In addition to the changes described above, the amended Code includes certain non-substantive changes to eliminate outdated provisions and to conform definitions and references. The foregoing summary is subject to and qualified in its entirety by reference to the full text of the Code, a copy of which is attached as Exhibit 14.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 5.05. The Code, as amended and restated, is also posted on the Partnership’s website at www.pvrpartners.com under the For Investors section.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

14.1	Penn Virginia Resource GP, LLC Code of Business Conduct and Ethics

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN VIRGINIA RESOURCE PARTNERS, L.P.

By:	Penn Virginia Resource GP, LLC,
its General Partner

	By:	/s/ Bruce D. Davis, Jr.
BRUCE D. DAVIS, JR.
Executive Vice President and General Counsel

Dated: October 27, 2011

EXHIBIT INDEX

(d) Exhibits.

14.1	Penn Virginia Resource GP, LLC Code of Business Conduct and Ethics

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